UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUESQ*	The Nasdaq Stock Market*

*As previously disclosed, on May 27, 2020, Tuesday Morning Corporation (the “Company”) was notified by the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company’s common stock would be delisted from Nasdaq as a result of the Company’s filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code. On June 8, 2020, trading in the Company’s common stock on Nasdaq was suspended, and the delisting will be effective 10 days after Nasdaq files a Form 25 with the SEC. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will remain registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Term Sheet (as defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on May 27, 2020 (the “Petition Date”), Tuesday Morning Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re: Tuesday Morning Corporation, et. al., Case No. 20-31476-HDH-11.” The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On June 3, 2020, the Debtors entered into a term sheet (the “Term Sheet”) with BRF Finance Co., LLC (“BRF Finance”), pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, BRF Finance would agree to provide a debtor-in-possession delayed draw term loan facility in an amount not to exceed $25 million (the “DIP Term Facility”) secured by the owned real estate of the Debtors (the “Real Estate Assets”). Under the terms of the Term Sheet, the closing and initial extension of credit under the DIP Term Facility (which initial extension of credit is not to exceed $10 million) will be subject to satisfaction of certain conditions precedent, including execution and delivery of definitive loan documentation, entry of an interim order of the Bankruptcy Court authorizing the DIP Term Facility, receipt by BRF Finance of certain financial and tax information with respect to the Debtors, including a cash flow budget (the “Budget”), and receipt by BRF Finance of certain real estate appraisals and title reports with respect to the Real Estate Assets. Thereafter and so long as a final order of the Bankruptcy Court authorizing the DIP Term Facility has been entered and is in full force and effect, the Debtors would be entitled to make additional borrowings under the DIP Term Facility in minimum increments of $2.5 million subject to the satisfaction of certain additional conditions, including absence of defaults under the DIP Term Facility, delivery of notices of borrowing and the accuracy of the representations and warranties of the Debtor, in the definitive loan documentation for the DIP Term Facility.

Pursuant to the Term Sheet, proceeds of borrowings under the DIP Term Facility would be used by the Debtors to: (1) repay obligations of the Debtors under (a) the Senior Secured Super Priority Debtor-in-Possession Credit Agreement (the “DIP ABL Credit Agreement”) among the Debtors, JPMorgan Chase Bank, N.A., as administrative agent, for itself and the other lenders party thereto, and (b) the Credit Agreement, dated August 18, 2015 and as previously amended, among the Debtors, JPMorgan Chase Bank, N.A., in its capacity as administrative agent, swingline lender and issuing bank, and the lenders party thereto; (2) fund general working capital; and (3) fund operational expenses and restructuring expenses of the Debtors, in each case, to the extent permitted by the applicable orders of the Bankruptcy Court, the Budget and the definitive loan documents for the DIP Term Facility.

The DIP Term Facility is expected to include conditions precedent, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size, but in all events consistent with the terms of the DIP ABL Credit Agreement. The Debtors will be obligated to prepay amounts outstanding under the DIP Term Facility upon certain asset sales and casualty or condemnation events with respect to the Real Estate Assets.

Under the terms of the DIP ABL Credit Agreement and the Term Sheet, the lenders under the DIP ABL Credit Agreement will have a lien on the Real Estate Assets ranking junior to the rights of the lenders under the DIP Term Facility, with the lien priorities and enforcement rights with respect to the Real Estate Assets and the application of proceeds thereof to be governed by the terms of an intercreditor agreement.

The proposed DIP Term Facility would mature on the earliest of (1) the date that is 180 days after the Petition Date, (2) the date of consummation of a sale of all or substantially all assets of the Debtors, (3) the effective date of a plan of reorganization, or (4) the date the obligations of the Debtors under the DIP Term Facility are accelerated as a result of an event of default.

The foregoing summary of the proposed Real Estate DIP Facility is qualified in its entirety by reference to the full text of the Real Estate DIP Term Sheet, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, and the terms of which are subject to Bankruptcy Court approval.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the Term Sheet is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 27, 2020, the Company received a letter from the Listing Qualifications Department staff of The Nasdaq Stock Market (“Nasdaq”) notifying it that, as a result of the Chapter 11 Cases the Company’s common stock would be delisted from Nasdaq. On June 8, 2020, trading of the Company’s common stock on Nasdaq was suspended, and the delisting will be effective 10 days after Nasdaq files a Form 25 with the SEC.

On June 8, 2020, the Company’s common stock began trading on the OTC Pink marketplace under the symbol “TUESQ”. The Company can provide no assurance that the Company’s common stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock on this market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock will continue on this market in the future.

The transition to over-the-counter markets will not affect the Company’s business operations or its SEC reporting requirements.

Item 7.01	Regulation FD Disclosure.

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections. Forward looking statements also include statements regarding the Company’s plans with respect to the Chapter 11 Cases, the Company’s plan to continue its operations while it works to complete the Chapter 11 process, the Company’s debtor-in-possession financing and other statements regarding the Company’s proposed reorganization, strategy, future operations, performance and prospects. These forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: the Company’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases, including motions filed with respect to the DIP Term Facility; pleadings filed that could protract the Chapter 11 Cases; the Bankruptcy Court’s rulings in the Chapter 11 Cases, and the outcome of the Chapter 11 Cases generally; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP ABL Credit Agreement, including the Company’s ability to maintain certain minimum liquidity requirements, complete the DIP Term Facility and obtain approval of a plan of reorganization or sale of all of its assets by agreed upon deadlines; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; the Company’s ability to continue to operate its business during the pendency of the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 Cases; risks associated with third parties seeking and obtaining authority to terminate or shorten the Company’s exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; increased legal and other professional costs necessary to execute the Company’s restructuring; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Chapter 11 Cases; the trading price and volatility of the Company’s common stock and the effects of the delisting from The Nasdaq Stock Market; litigation and other risks inherent in a bankruptcy process; the effects and length of the novel coronavirus pandemic; and the other factors listed in the Company’s filings with the Securities and Exchange Commission.

Except as may be required by law, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Term Sheet for DIP Term Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: June 9, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President Human Resources, General Counsel and Corporate Secretary

5